UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 26, 2007

CombiMatrix Corporation
(Exact name of registrant as specified in its charter)

Delaware	0001383183	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 Harbour Heights Parkway, Suite 303 Mukilteo, WA	98275
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(425) 493-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 26, 2007, the U.S. Department of Defense (or “DoD”) awarded a one-year, $2.2 million contract to CombiMatrix Corp. for further development of our microarray technologies for a multipathogen and chemical detection system. The primary objectives of the contract are to continue development of an automated biothreat agent detection system based upon the CombiMatrix complementary metal oxide semiconductor (or “CMOS”) microarray and electrochemical detection, to continue the integration of serological and genomic assays for orthogonal testing and to explore new methods of detection that expand target identification, reduce reagent burden, and improve assay time. Under the terms of this contract, CombiMatrix will perform research and development activities, as described under the contract, and will be reimbursed on a periodic basis for actual costs incurred to perform these obligations, plus a fixed fee, of up to $2.2 million.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

10.1	Research and development contract with the U.S. Department of Defense for the development of a CMOS Microarray Platform for Bio and Chemical Threat Agent Detection

99.1	Press release dated July 30, 2007 of Acacia Research Corporation (parent company of the Registrant)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION, a Delaware corporation

July 31, 2007	By: /s/ Scott Burell Scott Burell, Chief Financial Officer

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